EXHIBIT 10.23
-------------


          AMENDED AND RESTATED LEASE AGREEMENT

                         Between

       ALLEGHENY CAPITAL GROWTH LIMITED PARTNERSHIP

                           and

                 ACTION INDUSTRIES, INC.


                  ACTION INDUSTRIAL PARK

                  CHESWICK, PENNSYLVANIA


             AMENDED AND RESTATED LEASE AGREEMENT


    This Amended and Restated Lease Agreement ("Lease") is made this 1st day of October, 1996, by and between:

ALLEGHENY CAPITAL GROWTH LIMITED PARTNERSHIP, a Delaware limited partnership formerly known as Allegheny Industrial
Park, L.P., with its principal offices located at 75 Holly
Hill Lane, Suite 300, Greenwich, Connecticut 06830
("Landlord"),

                             AND

ACTION INDUSTRIES, INC., a Pennsylvania corporation with its principal offices located at 460 Nixon Road, Cheswick, Pennsylvania 15024 ("Tenant").

                           RECITALS

    A. Landlord and Tenant are currently parties to a Lease Agreement dated June 29, 1990, as amended by a First Amendment to Lease Agreement dated August 14, 1990 and a Restated Second Amendment to Lease Agreement dated February 4, 1991 (as so amended, the "Existing Lease").

    B. Pursuant to the Existing Lease, Tenant leases a portion of certain real property located in the Action Industrial Park, Cheswick, Pennsylvania and described on Exhibit A hereto (the "Land") and the buildings located thereon (the "Buildings" and, together with the Land, the "Property"), which portion consists of 57,925 square feet of office space (the "Offices") shown on Exhibit C-1 attached hereto and 522,215 square feet of warehouse space (the "Warehouse"), as depicted on the site plan attached hereto as Exhibit B (the "Site Plan").

    C. Landlord and Tenant now desire to amend and restate the Existing Lease effective as of the Effective Date (as said term is defined in Article 6 hereof) in the manner hereinafter set forth.


                ARTICLE 1 - AGREEMENT TO LEASE

    In consideration of the covenants and agreements set forth herein, and intending to be legally bound, subject to
Article 7 hereof, Landlord (a) leases to Tenant and Tenant leases from Landlord the Offices and (b) grants to Tenant (i) the exclusive right to use the driveways and walkways located in the area (the "Action Outside Area") shown on the Site Plan as the Action Outside Area for roadway and walkway purposes subject to the rights reserved to Landlord in Section 2.4 and
Article 7 hereof and (ii) the non-exclusive right to use in common with others entitled thereto the driveways and walkways located in the area (the "Common Outside Area") shown on the Site Plan as the Common Outside Area, for roadway and walkway purposes, in each case upon the terms and subject to the conditions set forth herein, and further subject to all encumbrances and other matters of record existing as of the original date of the Existing Lease or incurred since such date due to the act or omission of, or with the consent of, Tenant. In no event shall use of the driveways and walkways located in the Action Outside Area by other tenants or subtenants in the Property nor by their employees, contractors, agents or invitees constitute a breach of the foregoing provisions of this Lease nor shall Landlord have any responsibility or liability to Tenant to assure that other tenants, subtenants or their employees, contractors, agents or invitees do no make use of the Action Outside Area. Tenant may implement reasonable signage and take reasonable steps to prevent other tenants from using the driveways, walkways and parking spaces located in the Action Outside Area, subject, however, to the rights reserved for the benefit of Landlord and other tenants set forth in Section 2.4.


                  ARTICLE 2 - LEASE OF SPACE

    2.1 Leased Premises. The Offices leased by Tenant hereunder are marked with hash marks on Floor Plan 1 attached hereto as part of Exhibit C-1. The Offices, the Action
Outside Area and the Common Outside Area are accepted in "as-is" condition. The terms "Leased Premises" or "Premises", as used in this Lease, shall mean the Offices.

    2.2 Term. The term of this Lease (the "Lease Term") shall commence on the Effective Date (as said term is defined in Article 6 hereof) and shall end at 11:59 p.m. on the date which is one (1) day prior to the fifth (5th) anniversary of the Effective Date, unless sooner terminated under the provisions of this Lease. The Effective Date shall also be the commencement date (the "Commencement Date") under this Lease.

    2.3 Rent. Beginning on the Commencement Date and continuing throughout the Lease Term, Tenant agrees to pay to Landlord annual rent ("Annual Rent") for the Premises in an amount equal to One Hundred Thousand and No/100ths
($100,000.00) Dollars.   Annual Rent shall be payable in
monthly installments, in advance and without demand, deduction, setoff or counterclaim except as otherwise provided in this Lease, on the first business day of each calendar month throughout the Lease Term.

    2.4 Parking. The parking spaces (the "Action Parking Area") located in the Action Outside Area are (until exercise of the Recapture Right under Article 7 hereof) hereby declared to be for the exclusive use of Tenant's employees, guests, invitees and sublessees throughout the Lease Term, subject to any claims, takings, rules, laws or regulations of any governmental agencies or divisions. After exercise of the Recapture Right, the parking spaces in the Action Parking Area shall be governed by Article 7 and the rights of Landlord under Article 7 and, in any event, Tenant's rights in the Parking Spaces, shall, unless Landlord otherwise elects, be non-exclusive and subject to limitation as to the number of paces available to Tenant as provided in Article 7. Landlord may temporarily close all or any portion of the Action Outside Area for the purpose, of making repairs, performing necessary maintenance, constructing improvements or complying with governmental requirements (but nothing contained herein shall be deemed to imply that Landlord has any obligation to repair, maintain, improve or comply with governmental requirements), in which event Landlord shall provide an equivalent number of substitute parking spaces on the Land as close to the Offices as possible for the temporary period during which such repairs, maintenance or construction are being performed or such compliance is required, to the extent such spaces are available. Landlord reserves a right around the perimeter of the Action Parking area for the purpose of and to the extent necessary to provide vehicular ingress and egress to other portions of the Property for Landlord and for any other tenants on the Property.


            ARTICLE 3 - ASSIGNMENT AND SUBLETTING

    3.1 Tenant Subletting and Assignment. Tenant may sublet all or any part of the Leased Premises in each case only for the Permitted Uses and, in each case, only with the prior written consent of Landlord which consent will not be unreasonably withheld. Such sublease shall not grant any greater rights than are available to Tenant under this Lease. Tenant will notify Landlord promptly of any modifications to such subleases and shall not modify any such subleases without the prior written consent of the Landlord which consent shall not be unreasonably withheld. As to any such space sublet, Tenant shall remain liable for the performance of all terms and conditions of this Lease which apply to the premises sublet. Tenant may not assign this Lease, by operation of law or otherwise, without the consent of Landlord, which consent shall not be unreasonably withheld. An assignment of this Lease may be only for use of the Premises for the Permitted Uses. Except as otherwise expressly provided in Section 3.2, no assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. If this Lease be assigned, Landlord may, whether or not it has consented to any such assignment, at any time and from time to time collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved. If the Premises, or any part thereof, is sublet or occupied by anyone other than Tenant, Landlord may, whether or not it has consented to such subletting or occupancy, at any time, and from time to time, after a Default of Tenant has occurred and so long as such Default of Tenant is continuing, collect rent and other charges herein reserved from the subtenant or occupant and apply the net amount collected to the rent and other charges reserved herein. No such assignment, subletting, occupancy or collection shall be deemed a waiver of any breach of this Section 3.1, or the acceptance of the assignee, subtenant or occupant as a tenant or (except as otherwise expressly provided in Section 3.2) a release of Tenant from the further performance by Tenant of its obligations hereunder. The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting.

         3.2  Release of Original Tenant in the Case of
Certain Assignments of this Lease .  If the original
Tenant shall assign this Lease to an assignee (the
"Assignee") approved in writing by Landlord in accordance with Section 3.1, such assignment shall not relieve the original Tenant from its obligations under this Lease and the original Tenant shall remain fully and primarily liable therefor notwithstanding such assignment, unless each of the following conditions have been satisfied:

              (a) The identity and creditworthiness of the Assignee shall have been approved in writing by each of the Landlord, the holder of the first mortgage on the Property, the tenant (the "EWI Tenant") under the EWI Lease (as said term is hereinafter defined) and Glenshaw Glass Company, Inc. ("Glenshaw") which approval may be given or withheld by any of such parties, in their sole and complete discretion;

              (b) The Assignee shall have assumed all of Tenant's obligations under the Lease under a direct agreement (the "Assumption Agreement") with Landlord and shall agree to observe, perform and comply with the Lease directly to and for the benefit of Landlord, all pursuant to an agreement in form and substance reasonably satisfactory to the Landlord, the holder of the first mortgage on the Property, the EWI Tenant and Glenshaw; and

              (c) The original Tenant shall have released Landlord of any and all claims, liabilities and obligations which Landlord may have under or on account of this Lease with respect to matters first arising from and after the effective date of any such assignment of this Lease (and, for this purpose, Tenant agrees that the effective date of such assignment and the effective date of the Assumption
         Agreement shall be identical), all pursuant to an agreement (the "Tenant's Release") in form and substance reasonably satisfactory to the Landlord;
         and

              (d) Landlord shall have executed and delivered to Tenant a release (the "Landlord's Release") with respect to matters first arising under the Lease from and after the effective date of the Assumption
         Agreement, all pursuant to an agreement in form and substance reasonably satisfactory to Landlord. In no event shall the Landlord's Release release Tenant of any obligations accruing with respect to any matters occurring prior to the effective date of such Landlord's
	 Release;

              (e) In Tenant's request for approval of any such Landlord's Release, the original Tenant shall specifically request that it be released of obligations under the Lease in accordance with this
         Section 3.2 and furnishes such financial and other information concerning the Assignee as Landlord, the holder of the first mortgage on the Property, the EWI
         Tenant and Glenshaw may require in their sole discretion;

              (f) No Default of Tenant shall have occurred and be continuing under this Lease.

Without limiting the generality of the foregoing, the Landlord's Release and the Tenant's Release shall not release any claims which either Landlord or Tenant may have against the other under Sections 4.5 or 4.16 of this Lease with respect to matters which have occurred prior to the effective date of such assignment or Assumption
Agreement notwithstanding that a claim for indemnification thereunder may be made subsequent to the giving of any such releases by Landlord and Tenant.

All of the provisions of this Section 3.2 are solely for the benefit of the original Tenant, namely, Action Industries, Inc. and shall not be for the benefit of any assignee or sublessee thereof. All reasonable out-of-pocket costs and expenses incurred by Landlord in connection with its review and approval of any of the matters referred to in this Section 3.2 shall be borne by Tenant, including, without limitation, all reasonable legal fees incurred by Landlord in connection with any of the matters referred to in this Section 3.2.


                ARTICLE 4 - GENERAL PROVISIONS

    4.1  Name of Property.   Landlord shall have the right
to, at its option, continue to name the Property "Action Industrial Park" or to change the name of the Property to such other name as Landlord may elect, in each case, without any responsibility or liability to Tenant of any kind or nature. If Landlord elects to change the name of the Property from Action Industrial Park, it will not disparage the name "Action" in any signs which depict the new name for the Property.

    4.2  [Intentionally Omitted]

    4.3 Lease Year. A Lease Year shall be the period which commences on the Commencement Date or each anniversary of such date and terminates 12 months thereafter.

    4.4 Provisions for Payment of Rent. Tenant shall pay all rent and other payments due to Landlord under this Lease at the address of its principal offices set forth above, or as Landlord may otherwise from time to time direct by written notice to Tenant. Any installment of Annual Rent not paid by Tenant on or before the Late Payment Date (as said term is hereinafter defined) will be subject to a late penalty of 5% of the amount due. As used herein, the term "Late Payment Date" shall mean the date which is the first to occur of (a) ten (10) days after the date when such rent or other payment is due under this Lease, or (b) a time period which is two (2) days less than the late payment time period applicable to monthly mortgage payments under any first mortgage from time to time encumbering the Property. Upon request by Tenant, from time to time, Landlord shall advise Tenant of the date upon which a late payment penalty would be payable under the first mortgage on the Property.

    4.5 Permitted Use. Landlord covenants that, subject to restrictions of record and governmental laws or regulations, Tenant may use the Leased Premises for office space, showroom space and related storage space and other related purposes in connection with the conduct of its existing business and except, further, in no event may the Leased Premises be used as a facility for the storage or manufacture of Hazardous
Materials (as said term is hereinafter defined) or for the use of Hazardous Materials. Tenant agrees not to use, permit or suffer the use of the Leased Premises for any other purpose without the consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall observe and comply with all applicable governmental laws, statutes, ordinances, rules and regulations governing Tenant's use of the Property, including but not limited to all laws, regulations and ordinances of local, state or federal agencies pertaining to air and water quality, hazardous materials, waste disposal, air emissions, general environmental record keeping and reporting and zoning. If Tenant breaches the obligations stated herein, which obligations Tenant does not remedy, or if contamination of the Property occurs for which Tenant, or any of Tenant's subtenants, licensees or invitees is legally liable in damages, then Tenant shall indemnify, defend, and hold Landlord and its officers, directors, and employees harmless from, all claims, judgments, damages, penalties, fines, liens, costs, liabilities and losses which arise during or after the Lease Term as a result of such breach or contamination. Tenant shall notify Landlord in the event of material contamination of the Property by Tenant not remedied by Tenant within 90 days or if Tenant receives notice from any governmental authority or private party of any claim, proceeding, litigation, order or directive regarding environmental matters referenced herein. Tenant shall not install underground storage tanks on or under the Property without the consent of Landlord. In the event any electrical transformer installed or caused to be installed by Tenant on the Property contains 50 parts per million or greater of polychlorinated biphenyls ("PCBs"), Tenant shall be responsible, financially and otherwise, for the proper use and disposal of such transformers in accordance with all applicable local, state or federal regulations governing such transformers. If, after the date hereof, the Property becomes contaminated by Hazardous Materials (as said term is hereinafter defined) for which Landlord is legally liable in damages (exclusive of any contamination or Hazardous Materials for which Tenant or any assignee, sublessee, successor, assign or licensee of Tenant may be responsible), Landlord shall indemnify, defend and hold the original Tenant and its officers, directors and employees harmless from all claims, judgments, damages, penalties, fines, liens, costs, liabilities and losses arising during or after the Term of this Lease. The provisions of the indemnity contained in the preceding sentence shall be for the benefit of the original
Tenant only, namely, Action Industries, Inc., and shall not benefit any assignee, transferee or sublessee thereof. Tenant represents and warrants to Landlord that there are no underground storage or other tanks at the Property and that removal of any underground storage or other tanks was completed by Tenant in compliance with all applicable laws, ordinances, rules and regulations. The term "Hazardous
Materials" shall include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive
Environmental Response, Compensation, and Liability Act, 42
U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), as amended, (vi) defined as "oil" or a "hazardous waste", a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property or (vii) is biologically or chemically active.

    4.6 Tenant's Pro Rata Share. Except as otherwise provided herein, Tenant's Pro Rata Share, as used in this Lease, shall be an amount calculated by multiplying the amount of the costs, expenses or charges being prorated by a fraction whose numerator is the total number of square feet of floor area leased by Tenant in the Leased Premises and whose denominator is the total number of square feet of leasable floor area in the Offices and the Warehouse and any other building now or hereafter constructed on the Land, except that for purposes of calculating Tenant's share of Common Outside Area Expenses (as opposed to CAM Charges), Tenant's Pro Rata Share shall be 25%. The total number of leasable square feet of floor area in the Offices and the Warehouse on the Commencement Date is 580,140 square feet. Based on the foregoing, Tenant's Pro Rata Share shall be 9.98%. Any change in floor area resulting from construction by Landlord of an addition to or expansion or reduction of the Leased Premises or the Warehouse will be included in the calculation of floor area for purposes of this Section and, in such case, Tenant's Pro Rata Share (both the 9.98% and the 25%) will be adjusted accordingly. The architect in charge of the construction of such addition, expansion or reduction shall certify to Landlord and Tenant the square footage of the addition, expansion or reduction by measuring from the exterior faces of exterior walls or, if none, to the center of any demising partition, without deduction for columns or structural elements. Notwithstanding the preceding provisions of this Section, for purposes of more fairly allocating costs among tenants, in calculating Tenant's Pro Rata Share, any CAM Charges or Common Outside Area Expenses which can be reasonably attributed only to the Leased Premises or the Warehouse, or to a particular portion thereof, shall be allocated in the reasonable discretion of Landlord to the tenant or tenants in that portion of the Buildings.

    4.7  Tenant's Care of Leased Premises, CAM Charges, Common
Outside Area Expenses.

          (a) Tenant shall, at its own cost and expense, keep the Leased Premises (and all electrical, heating, air conditioning, ventilating, plumbing, drains and other utility systems which exclusively serve the Leased Premises as well as the roof of the Leased Premises) in good, clean operating order, condition and repair, except for ordinary wear and tear and damage by insured casualty. Tenant shall also, at its own cost and expense, keep the Action Outside Area (as well as the fencing abutting the Action Outside Area) in good, clean, operating order, condition and repair, shall make all necessary repairs, repaving and replacement of the Action Outside Area necessary to keep the same in good operating order, condition and repair, and shall be responsible for keeping the Action Outside Area free from snow, ice, rubbish and debris and for adequately illuminating and draining the same. Parking spaces in the Action Outside Area shall, at all times, be clearly marked by painting, striping or otherwise by Action, at Action's sole cost and expense. Without limiting the generality of the foregoing, it is expressly understood and agreed that Tenant shall not make or suffer any waste or damage to the Leased Premises or the Action Outside Area and shall make all necessary repairs, replacements and renewals thereof, as and when needed in order to keep the Leased Premises and the Action Outside Area (and abutting fencing) in
good operating order and condition.   Without limiting the
generality of the foregoing, it is expressly understood and agreed that Tenant shall be responsible for the maintenance, repair, replacement and renewal of (i) all electrical, heating, ventilating, air conditioning, plumbing, gas, sprinkler, drainage and other equipment and utility or other systems which exclusively serve the Leased Premises, (ii) the roof of the Leased Premises and the slabs, floors, foundation, walls and structural elements of the Leased Premises, (iii) all fixtures and interior walls, ceilings, signs (including exterior signs, where permitted) within the Leased Premises and portions of any common walls of the Leased Premises which serve the Leased Premises, (iv) the exterior and interior portion of all windows, all window frames, doors, door frames and all other glass or plate glass thereon within the Leased Premises or the walls thereof or serving the Leased Premises,
(v) all paving, curbs, gutters, grass, landscaping, drainage systems and lines located in or serving the Action Outside Area and (vi) the outside lighting serving the Action Outside Area.

         (b) Landlord shall be obligated to maintain the Common Outside Area, including the maintenance and repair thereof and Landlord shall also be responsible for keeping the Common Outside Area free from snow, ice, rubbish and debris, and for adequately illuminating and draining the same (all of the costs and expenses incurred by Landlord in connection with performance of its obligations under this Section 4.7(b) are hereinafter called the "Common Outside Area Expenses").

         (c) Landlord shall also be obligated to maintain the Common Building Utility Systems (as said term is hereinafter defined) including the maintenance and repair thereof. All costs and expenses incurred by Landlord in connection with the performance of its obligations under this
Section 4.7(c) shall be included within the term "CAM Charges". As used herein, the term "Common Building Utility Systems" shall mean the portion of any and all utility lines and systems and drain lines serving the Buildings and/or the Leased Premises, including, but not limited to, gas, water, sewer and electric lines, from the point where they enter or leave the Leased Premises to the point outside the Buildings where the applicable utility company assumes control of such line, together with (i) the water tank located outside the Buildings which serve the sprinkler system, (ii) the gas storage shed located outside the Buildings, (iii) the drain lines and systems outside the Buildings and (iv) any and all utility lines and drain lines located within the Leased Premises which are below the slab.

         (d) As used in this Lease, the term "CAM Charges" shall include the costs incurred for operation, maintenance and repair of the common areas existing at the Property, and for the replacement of its component parts and structural elements, including but not limited to the structural elements of the Buildings located on the Land; the electrical, gas, sprinkler, plumbing, drainage, water, sewage and HVAC systems which serve the Property or Buildings in common with other tenants or space in the Property (including, without limitation, the Common Building Utility Systems; all areas exterior to the Leased Premises, including but not limited to entrances, exits, passageways, sidewalks, driveways, parking areas, lighting facilities, landscaped areas and utility lines; together with the cost of cleaning, painting, striping, and adequate illumination for such elements of the Property; except that (i) any expense included as a Common Outside Area Expense, (ii) any expense which, under any other provision of this Lease, is to be borne entirely by Tenant, (iii) any expense of maintaining, repairing, replacing or renewing the roof, exterior walls (other than walls which are common to the Leased Premises and other parts of the Building), foundation, floors, windows and glass in the Buildings, (iv) any expense of maintaining, repairing, replacing or renewing any electric, plumbing, gas, heating, ventilating, air conditioning, sprinkler, drainage or other equipment and utility systems which exclusively serve only parts of the Buildings other than the Leased Premises and (v) any electric, gas or water charges which are paid by Tenant under Section 4.9 hereof, shall not be included in CAM Charges. Such CAM Charges (insofar as they are for replacements of a major capital structural item (the "Structural Replacements")) shall be fully included in CAM Charges when incurred. Upon termination (other than as a result of (i) a default of Tenant or (ii) a termination in connection with a substitution of a subtenant in accordance with Section 3.2 hereof) of this Lease, Landlord shall reimburse Tenant for the Tenant's Pro Rata Share of the unamortized cost of such Structural Replacement item (to the extent theretofore paid by Tenant as a CAM Charge hereunder) in an amount equal to the remaining number of full years of the useful life of the Structural Replacement (as of the date of such expiration of the Lease) as apportioned at the time the structural replacement was made, multiplied by the Annualized Cost of the Improvement (as said term is hereinafter defined) pro-rated in the case of any period of less than one (1) year; provided, however, that the provisions of this sentence shall not be binding upon or enforceable against EWI, its successors, assigns or transferees or designees under the purchase option set forth in the EWI Lease or against any purchaser. As used herein, the term "Annualized Cost of the Improvement" shall mean the cost of the improvement apportioned equally over annual periods equal to the agreed upon useful life of the Structural Replacement in question, which shall be deemed to be the period of time applicable to the depreciable life of the Structural Replacement at the time of replacement under Internal Revenue Service Guidelines or a shorter period if the manufacturer of the replacements items specifies a shorter useful life. Notwithstanding the breadth of the definition of CAM Charges, nothing in this Section 4.7(d) shall be deemed to, directly or indirectly, expand the obligation of Landlord with respect to maintenance, repair, replacement or operation of the Property beyond those expressly set forth in Sections 4.7(b) and 4.7(c) of this Lease or to imply that Landlord has any obligations with respect to maintenance, repair, replacement or operation of the Property beyond the obligations set forth in Sections 4.7(b) and 4.7(c). CAM Charges may also include a reasonable management fee and reasonable overhead charges of Landlord.

         (e) Whichever party is performing maintenance, repair or replacement of the Common Outside Area and obligations under this Section shall do so in compliance with all present and future laws, ordinances, orders, rules, regulations, notices of violations and requirements of public authorities applicable thereto, whether or not by law tenants may have such duty or responsibility solely or jointly with a landlord, except that in no event shall Landlord have any obligation to correct any failure of the Property (or any part thereof or system thereon or use thereof) to, as of the Commencement Date, comply with any such laws, ordinances, rules or regulations).

         (f) Tenant agrees to pay Tenant's Pro Rata Share (i.e. 9.98%) of the CAM Charges and Tenant's Pro Rate Share (i.e. 25%) of Common Outside Area Expenses, as hereinafter provided. Landlord shall bill Tenant monthly for Tenant's Pro Rata Share of Common Outside Area Expenses and CAM Charges. Each such demand for payment shall include copies of invoices for charges incurred by Landlord together with a reasonably detailed statement prepared in accordance with generally accepted accounting principles and certified by Landlord's chief financial officer and containing actual costs and the calculation of Tenant's Pro Rata Share. Tenant's Pro Rata Share shall be paid within 30 days-of Landlord's demand therefor. Common Outside Area Expenses and CAM Charges payable by Tenant shall not include any debt service, any administrative personnel expense, any costs of Landlord's office space or office supplies.

         (g) Tenant shall have the right to audit Landlord's books and records to verify Landlord's calculation of Common Outside Area Expenses, CAM Charges and Tenant's Pro Rata Share. In the event of an error in Landlord's favor, Landlord shall immediately refund the overcharge to Tenant. In the event of an error in Tenant's favor, Tenant shall immediately pay the Landlord the amount underpaid. In the event of an error in Landlord's favor of more than four percent (4%) of the Common Outside Area Expenses and CAM Charges (as opposed to four percent (4%) of Tenant's Pro Rate Share thereof), Tenant shall also have the right to charge the reasonable expenses of any audit (conducted by an outside auditor) to Landlord.

         (h) If there is a dispute between Landlord and Tenant with respect to the amount of Common Outside Area Expense or CAM Charges assessed, or of Tenant's Pro Rata Share thereof, then Tenant shall pay both the disputed and undisputed amount when due to Landlord pending a resolution of such dispute.

    4.8  Real Estate and Other Taxes.

         (a) Tenant shall be obligated each Lease Year or any portion thereof in which it is a tenant for the payment of its Pro Rata Share of all real estate taxes and assessments (at the discount rate provided Tenant pays its rent and Pro Rata Share of real estate taxes and assessments, insurance premiums, CAM Charges and Common Outside Area Expenses when due). Landlord shall be responsible for payment in the first instance of all such taxes and assessments on the Property. Upon receipt Landlord shall submit a bill to Tenant, together with photostatic copies of all tax bills and all notices concerning assessments, and a computation of Tenant's Pro Rata Share. Within 30 days of submission of each such bill and information, Tenant shall reimburse Landlord in the amount required by this Lease, and such reimbursement shall be deemed to be additional rent. Landlord shall have the right but not the obligation to appeal assessments on the Property, and Tenant shall pay its Pro Rata Share of the reasonable cost (including reasonable fees of attorneys and appraisers) of any such appeal pursued by Landlord to reduce any real estate taxes upon submission by Landlord to Tenant of copies of receipts for payments by Landlord of such costs. If by virtue of any appeal, application, or proceeding brought by or on behalf of Landlord there is a reduction in the real estate taxes assessed against the Property, Tenant's Pro Rata Share of such taxes shall be reduced accordingly or, if previously paid by Tenant, Tenant's Pro Rata Share of such reduction shall be paid over and refunded to Tenant upon receipt of such refund by Landlord. Tenant shall reimburse Landlord for Tenant's Pro Rata Share of reasonable cost and expenses incurred in connection with the appeal.

         (b) Real estate taxes and assessments as used herein means all real estate taxes and general and special assessments on real estate, or any tax imposed on or levied against real estate or owners of real estate in lieu of such taxes or assessments. Real estate taxes and assessments as used herein does not include any of the following, all of which shall be the sole obligation of Landlord: income, excise, profits, estate, inheritance, successor, franchise, capital or other tax or assessment upon Landlord or upon the rental receipts or other revenues of Landlord from the Property, except to the extent that rental receipts are taxed by the municipality in which the Property is located in lieu of other property taxes.

         (c) If Landlord receives an abatement, reduction, elimination, postponement, refund or other benefit related to the payment of such taxes and assessments, Tenant shall be entitled to the benefit thereof, to the extent of its Pro Rata Share.

         (d) For the years in which the Lease Term commences and terminates, Tenant shall pay only a proportionate share of real estate taxes and assessments payable under this Section based on a ratio of the Term within the tax year to the full tax year. If, as of the Commencement Date, Tenant has paid any real estate taxes in respect of portions of the Property other than the Leased Premises for periods occurring after the Commencement Date, then Landlord shall reimburse Tenant for all such taxes (after deducting Tenant's Pro Rata Share thereof under this Lease) paid in respect of such portions and periods within thirty (30) days of being billed therefor. If Landlord fails to make any such reimbursement when due and such failure continues for more than ten (10) days after written notice thereof, Tenant shall have the right to deduct the amount of such reimbursement from the next installment of Annual Office Rent due hereunder.

         (e) At Landlord's option, Landlord may require Tenant to pay into escrow in advance in 12 equal monthly installments its Pro Rata Share of such taxes and/or assessments with each monthly payment of rent hereunder. If Landlord exercises such option, all funds so received from Tenant shall be kept in a segregated, interest-bearing account which shall be used solely for paying real estate taxes and assessments. Tenant's Pro Rata Share of interest accrued in such interest bearing account shall be paid over to Tenant after the first day of each Lease Year within thirty (30) days after request therefor. Notwithstanding anything contained in this Paragraph 4.8(e) to the contrary, such funds will not bear interest if the first mortgagee of the Property is escrowing taxes unless such mortgagee agrees that such escrow shall be interest bearing, nor shall Tenant be entitled to receive payments of interest on any such funds unless and to the extent that any such mortgagee agrees to pay the same in accordance herewith. In no event will Landlord be in breach of its obligations hereunder if any such mortgagee does not agree to pay interest on such funds, refuses to pay interest to Tenant or fails to pay such interest when due.

    4.9 Utilities.

        (a) Tenant covenants and agrees that its use of electric current shall not exceed the capacity of the systems, wiring and other electrical equipment which Landlord makes available to the Premises and its total connected load will not exceed the maximum load from time to time available to the Premises. Tenant shall not overload the electrical wiring or electrical panels within or serving the Premises and will install at its own expense, but only after obtaining
Landlord's prior written approval, any additional electrical wiring or panels which may be required in connection with Tenant's apparatus. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant's requirements due to a factor or cause beyond Landlord's control. Tenant, at Tenant's expense, shall purchase and install any replacement lamps, tubes, bulbs, starters and ballasts which may be needed during the Term.
Tenant shall pay all charges for electricity used or consumed in the Premises. Electricity is currently furnished to the entire Building through one meter which enters the Buildings through the Warehouse in premises being leased to Executive Warehouse, Inc. ("EWI"). EWI has the right, under its lease
(the "EWI Lease") with Landlord to, if EWI so elects, install an electric sub-meter or sub-meters at EWI's sole cost and expense (which cost may be shared with Tenant in such proportion as EWI and Tenant may agree) in order to measure electrical usage by Tenant and EWI during each monthly electricity billing period. The EWI Lease provides that EWI will coordinate any such submeter installation with Tenant.
The EWI Lease also provides that if EWI installs such sub-meter or sub-meters, EWI shall read the main meter and each submeter promptly at the end of each monthly electricity billing period and promptly furnish Landlord with the breakdown (the "Electric Breakdown") of electrical consumption between Tenant and EWI based on such readings. Tenant shall make arrangements with EWI to coordinate the reading of any such main electric meter and any such electric submeter. If, for any reason, Tenant has not received a statement of its share of electricity charges under this Section 4.9 by the end of each calendar month, Tenant shall promptly notify Landlord. Tenant shall pay its share of the electrical charge to Landlord each month upon the later to occur of (i) five (5) days after receipt of a statement for such electric charges or
(ii) five (5) days before each related electric bill is due and payable. The cost of installation, maintenance and repair of any sub-meter which Tenant elects to install shall be borne by Tenant. Gas and water are also currently furnished to the Building through one gas meter and one water meter. Tenant may, if it so elects, install separate submeters for measurement of gas and/or water consumption by Tenant at Tenant's sole expense. The Tenant shall pay when due all charges for utility services provided directly to the Premises including, without limitation, electricity, gas, water, sewer and the cost of providing heating, ventilating and air-conditioning to the Premises.

        (b) Tenant, in cooperation with EWI, shall read each of the utility meters or submeters promptly at the end of each monthly electricity, sewer, water and gas billing period and shall promptly furnish Landlord with the results of each such reading. Tenant shall pay its share of all such electric, gas, sewer and water utility charges to Landlord each month at least five days before each related utility bill is due and payable. If electricity, water or gas consumed by the Premises is not metered or submetered separately from electricity, water or gas, as the case may be, consumed by the remainder of the Buildings, Tenant shall pay to Landlord, within five (5) days of being billed therefor by Landlord
(but, in any event, not sooner than five (5) days before such sums are, in fact, payable to the applicable utility company), Tenant's share of the aforesaid utilities determined as hereinafter set forth. Where there is no such separate meter or submeter installed to measure Tenant's consumption of electricity, sewer, water or gas, Landlord may, from time to time, determine Tenant's share of all such electric, gas, sewer and water charges based on estimates of relative consumption levels based on actual use (or estimated use if actual usage information is not available) prepared by an independent consulting or engineering firm experienced in making such estimates and, in such case, such estimates of the cost of providing electricity, gas, sewer and water to the Premises shall be binding on Landlord and Tenant. Until an estimate of usage is obtained from a consulting or engineering firm as contemplated by this Section 4.9(b), Landlord may estimate Tenant's share of all electric, sewer, water and gas expenses and require that Tenant pay such estimated amounts monthly in arrears on the last day of each calendar month during the Term. Landlord shall have the right to adjust monthly estimated payments on account of such utilities from time to time. If water is consumed in the Premises for purposes other than ordinary drinking and lavatory purposes or in excessive quantities or if Tenant's heating or cooling requirements are materially greater than the requirements of other tenants, then Tenant shall pay to Landlord, on demand from time to time, charges for such additional water, heating or cooling as Landlord may require.

        (c)   Landlord shall not be liable for any
interruption of electricity, gas, water, telephone, sewage, HVAC and/or septic system or other utility service supplied to the Premises and Landlord reserves the right to stop any service or utility to the Premises, when in Landlord's reasonable judgment it is deemed necessary by reason of accident, emergency or repair or otherwise; and no such interruption or stoppage shall be deemed to be an eviction of Tenant or relieve Tenant from any obligations under this Lease; in the event any such curtailment, suspension, interruption or stoppage becomes necessary by reason of the foregoing, Landlord will use all reasonable efforts to restore the affected service or services as promptly as possible and to minimize, to the extent reasonably possible under the circumstances, any interference, disruption, suspension or interruption of Tenant's use and enjoyment of the Leased Premises by reason thereof.

        (d) All sums payable under this Section 4.9 shall constitute additional rent. In the event of nonpayment of any sums due under this Section 4.9, Landlord shall have all the same rights and remedies available as in the case of nonpayment of Annual Rent.

    4.10 Tenant's Alterations.

         (a) Tenant may, at its own cost and expense and only with the prior written approval of Landlord which may be given or withheld by Landlord, in its sole discretion, make structural, mechanical and electrical changes or alterations to the Leased Premises subject, however, to Section 4.10(d) hereof. All work done in connection with such changes or alterations shall be performed in a good and workmanlike manner in compliance with applicable building codes and zoning requirements and all other laws, ordinances, rules and regulations. Landlord agrees to execute all instruments necessary to obtain licenses and permits from applicable governmental authorities to make such changes or alterations provided that Landlord incurs no obligation, liability or out-of-pocket expense in connection therewith.

         (b) Together with each request for the consent of Landlord, Tenant shall present to Landlord reasonably detailed plans and specifications for such proposed structural alterations, improvements, additions or changes; provided, however, that approval of such plans and specifications by Landlord shall not constitute any assumption of any responsibility by Landlord for their accuracy or sufficiency, and Tenant shall be solely responsible for such items. All structural alterations, improvements, additions or changes shall be done at the expense of Tenant.

         (c) All alterations, improvements, additions, repairs or changes made by Tenant shall remain upon the Property at the expiration or earlier termination of the Lease
Term and shall become the property of Landlord immediately upon installation thereof.

         (d) Tenant may, at its own cost and expense, but with the prior approval of Landlord, which approval will not be unreasonably withheld so long as the requested changes and alterations do not adversely affect the leasability or marketability of the Premises or any part thereof as determined by Landlord, (i) make non-structural, non-mechanical and non-electrical changes and alterations in and to the interior of the Leased Premises, including but not limited to installation of fixtures, equipment and floor coverings, painting and papering and (ii) may reconfigure non load bearing interior walls and make related changes in the location of electrical outlets and related changes to the heating and air conditioning system serving the Leased
Premises in connection with a reconfiguration of the Premises and provided, further, that no such reconfiguration, relocation or change shall adversely affect the Building, the Premises, Landlord's Recapture Right or any electric, HVAC or other system serving the Leased Premises or other parts of the Buildings. Landlord shall have the right to require Tenant to remove any non-structural changes and alterations made by Tenant to walls, floors, partitions, ceilings and fixtures at the conclusion of this Lease to the extent that the value or marketability of all or any part of the Premises which is or may be recaptured by Landlord under Article 7 is adversely affected or the value of the Premises (or any part thereof) is diminished by such changes and alterations, but in no event shall Tenant be required to remove any change or alteration approved in writing by Landlord at the time of alteration or installation unless such approval states otherwise.

         (e) Tenant may not make structural or non-structural changes to the exterior of the Buildings without the prior written consent of Landlord.

    4.11 Landlord's Reserved Rights.   The Premises are
leased subject to the reservation to the Landlord of the roof and exterior walls of the Premises and of the Building, and subject to the Landlord's reservation of the right (without thereby assuming the obligation) to install, maintain, use, repair and replace (in such manner as to reduce to a minimum to the extent reasonably practicable the interference with Tenant's use of the Premises) all pipes, ducts, wires, meters, utility lines and the like which are in the reasonable judgment of the Landlord, required to be in the Premises or are required for other parts of the Buildings. The Landlord further reserves the right to make additions to the Building from time to time and to erect additional buildings, improvements and structures on the land, and in connection therewith to tie into and make use of common facilities serving the Premises including without limitation the electrical systems, the plumbing systems, the heating systems, sewer, water, and other facilities and appurtenances serving Premises. The Landlord reserves the right to alter, reduce, increase and relocate the parking areas, driveways and walkways from time to time and any common facilities within or outside the Building; provided, however, that any such reduction, alteration or relocation does not materially adversely affect Tenant's use of the Leased Premises.

    4.12 Signs. Tenant shall be entitled to retain existing signs on the exterior and interior of the Property and Buildings except to the extent such signage is required to be removed by a new tenant under Article 7. Any additional exterior signs may be erected by Tenant only with the prior written consent of Landlord. Any signs erected by Tenant shall be installed and any existing and future signs of Tenant shall be maintained by Tenant in good repair at the sole cost and expense of Tenant. At the end of the Lease Term (whether by expiration or earlier termination of the Term) or if Tenant no longer occupies the Property as its primary headquarters or no longer occupies all of the Offices existing at the date of this Lease, Tenant will, at Landlord's request, remove Tenant's signage and repair any damage caused by such removal.

    4.13 Landlord's Waiver.

         (a)  Except for the Personalty listed in Section
1.16 of the Agreement of Sale and Purchase dated as of June 29, 1990 between Landlord and Tenant (the "Purchase Agreement"), all machinery, equipment, furniture, Tenant's business fixtures and inventory which are or may be installed or placed in or upon the Leased Premises by Tenant (exclusive of any HVAC, electrical, plumbing, lighting, equipment, ceiling tiles and finishes, floor coverages and leasehold improvements) ("Tenant's Personal Property") shall remain the property of Tenant. Landlord waives any right it may have in Tenant's Personal Property. Tenant may assign, lien, encumber, mortgage, or create a security interest in or upon Tenant's Personal Property without the consent of Landlord and may remove Tenant's Personal Property at any time during the Lease Term, provided, however, that Tenant shall promptly repair any damage caused by such removal. Upon the request of Tenant, Landlord agrees to provide to Tenant within 10 days of such request, a written waiver in the form attached hereto as Exhibit D or in a form reasonably satisfactory to any of Tenant's lenders evidencing Landlord's waiver of any rights it has or may have in Tenant's Personal Property. If Landlord fails to execute such waiver of rights, any of Tenant's lenders may enforce the provisions of this Section as a third-party beneficiary hereof.

         (b) To the extent that Landlord may have a lien on or security interest in Tenant's Personal Property pursuant to this Lease, by law or otherwise, Landlord hereby waives and agrees not to assert such lien or security interest. Landlord shall execute such additional waivers in the form substantially attached hereto as Exhibit D for the benefit of Tenant's lenders as Tenant may, from time to time, reasonably request.

    4.14 Access to Property.

         (a) Subject to any governmental requirements and so long as Landlord does not adversely interfere with Tenant's use of the Leased Premises, the Common Outside Area or the Action Outside Area, Landlord may change the entrance, exit and approaches, and means of entrance, exit and approach, now existing on the Property. Landlord shall have the right to alter or expand the existing entrance and exit to and from the Property, add or authorize any person to add any additional means of ingress or egress or grant to any other tenant in the Property any such right or authority so long as such alteration or expansion does not materially and adversely interfere with Tenant's use of the Leased Premises.

         (b)  Landlord has the right (but not the
responsibility) to enter the Property periodically and shall have access to the Leased Premises and the Action Outside
Area, at reasonable business hours, for inspection (and to show the Premises to prospective tenants) and to make any repairs or replacements required of it to be made or to notify Tenant of reasonable repairs and replacements which are required of Tenant to be made; provided, however, that Landlord shall notify Tenant's facilities manager in advance of such inspections, repairs or replacements, Landlord's employees, agents and contractors shall identify themselves to such person upon entering the Property and Landlord will use reasonable efforts to minimize, to the extent reasonably possible under the circumstances, interference, disruption, suspension or interruption of Tenant's use and enjoyment of the Leased Premises by reason thereof. Notwithstanding the preceding paragraph, Landlord may enter the Lease Premises and the Action Outside Area at any time in the case of an emergency, without notifying Tenant in advance.

    4.15 Insurance.

         (a) Tenant, at its own cost and-expense, will keep in force with companies licensed to do business in the Commonwealth of Pennsylvania:

              (i) Comprehensive general liability, personal injury and personal property damage insurance with respect to the Leased Premises and the business operated therein with a combined single limit of $1,000,000. The policy or policies shall (A) provide that any loss shall be paid notwithstanding any act or negligence of Landlord or Tenant, (B) name Landlord as an additional insured thereunder, as its interests may appear, and (C) extend to any liability of Tenant arising out of the indemnities, and be subject to the waiver of subrogation, provided in Section 4.16. Tenant shall also keep in force, at its own expense, workers' compensation or similar insurance affording statutory coverage and compensation and containing statutory limits.

              (ii) Fire insurance with standard broad-form endorsements for extended coverage, vandalism and malicious mischief and sprinkler leakage, and all-risk casualty insurance with replacement cost endorsement and with a deductible of not more than $50,000, covering all of Tenant's furniture, equipment and other personal property in the Leased Premises.

         (b) Landlord will keep in force with companies licensed to do business in the Commonwealth of Pennsylvania
(or cause to be kept in force) such fire insurance with such endorsements for extended coverage, vandalism and malicious mischief, sprinkler leakage and other coverages, and such all-risk casualty insurance, in such case, in such amounts, and with such endorsements and deductibles, with respect to the Property as Landlord may elect.

         (c) All such insurance policies shall provide that losses shall be payable notwithstanding any act or negligence of any named insured if such clause is obtainable from the insurance company. Tenant and Landlord shall have the right to carry any or all of its insurance under "blanket policies." Duly executed certificates evidencing the coverage required hereunder of Tenant shall be delivered to Landlord within 10 days after receipt, together with all portions of the policy relating to the Property. Such certificates shall specify that no cancellations shall be effective until 30 days after written notice to Landlord thereof, except in case of nonpayment in which case cancellation shall be effective 10 days after written notice, unless a longer period is available.

         (d) During each Lease Year of the Term, Tenant shall pay Landlord, as additional rent hereunder, Tenant's Pro Rata Share of Landlord's cost of all insurance on the Building and the Land (whether purchased directly by Landlord or by any other tenant or party). Such insurance costs shall including, without limitation, the costs for fire and extended coverage insurance and such other insurance covering all hazards included within customary "all risks" coverage, including without limitation insurance covering fire, lightning, vandalism, malicious mischief, and sprinkler leakage, business interruption and rent insurance, said insurance to be on a full value, repair, or replacement basis, as determined by Landlord and Landlords cost for comprehensive liability insurance indemnifying the Landlord (and any other party) against all claims and demands for any injury to persons or property which may be claimed to have occurred in or upon the Building or the Land in such amounts as Landlord shall from time to time determine. In addition, notwithstanding the foregoing, Tenant shall pay as additional rent, one hundred (100%) percent of Landlord's cost of any insurance with respect to the Building or the Land which is attributable solely to Tenant's particular use of the Premises. All additional rent on account of insurance shall be paid to Landlord within fifteen (15) days of receipt by Tenant of a bill therefor from Landlord, which bill shall be accompanied by a copy of the applicable insurance bills and a computation showing Tenant's Pro Rata Share of the cost thereof, or, at the election of the Landlord, in advance in twelve (12) equal monthly estimated installments (based on an amount estimated by Landlord) due and payable on the same dates as the monthly installments of Base Rent payable hereunder, with a final adjustment to be made as soon as all applicable bills are available for such period.

    4.16 Indemnifications, Mutual Release, and Waiver of
Subrogation   Tenant will defend and indemnify Landlord and
hold it harmless from and against any and all claims, actions, damages, liability and expense (including but not limited to reasonable attorneys' fees and expenses) in connection with the loss of life, bodily injury, or damage to property arising from, related to or in connection with the maintenance, occupancy or use of the Property by Tenant or occasioned by any negligent act or omission of Tenant. Landlord will defend and indemnify Tenant and hold it harmless from and against any and all claims, actions, damages, liability and expense (including but not limited to reasonable attorneys' fees and expenses) in connection with the loss of life, bodily injury or damage to property of third persons occasioned by any negligent act or omission of Landlord. The provisions of this Section shall survive the termination or earlier expiration of this Lease. Notwithstanding anything to the contrary herein contained, Landlord and Tenant hereby each release the other and anyone claiming through or under the other by way of subrogation or otherwise from any and all liability, claims and demands whatsoever, for any loss or damage to the property of one party, occurring through or as a result of any acts or omissions, whether or not caused by negligence or fault of the other party or its contractors or subcontractors or their agents or employees, to the extent of any recovery made by the waiving party hereto for such loss or damage under any fire and extended-coverage insurance policy now or hereafter issued covering the Buildings. In addition, Landlord and Tenant shall cause each such insurance policy carried by them insuring the Buildings or the contents thereof to be written to provide that the insurer waives all rights of recovery by way of subrogation against the other party hereto in connection with any loss or damage covered by the policy, if such waiver is obtainable without additional cost (or if there is an additional cost, the other party shall pay such cost within 10 days following written notice thereof).

    4.17 [Intentionally Omitted]

    4.18 [Intentionally Omitted]

    4.19 Tenant's Default.

         (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

                    (i) Tenant shall fail to pay the Annual Rent,
              additional rent, Tenant's Pro Rata Share of taxes and assessments, insurance premiums or of CAM Charges or Common Outside Area Expenses or other sums or charges payable by Tenant hereunder when due and Tenant shall fail to remedy the same within ten (10) days after notice thereof to Tenant; or

                    (ii) Tenant shall fail to comply with the
              provisions of Article 7 and such failure shall continue for more than two (2) days after written notice; or

                    (iii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity;
              or

                    (iv) Tenant's leasehold interest in the Leased
              Premises shall be taken on execution or by other process of law directed against Tenant; or

                    (v) Tenant shall make an assignment for the
              benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                    (vi) A petition shall be filed against Tenant
              in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety
              (90) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Leased
              Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive);

then in any such case, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

         (b) If this Lease shall be terminated as provided in this Section 4.19, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Leased Premises shall be taken or occupied by someone other than Tenant, Tenant shall surrender and deliver up the Premises to Landlord, and, upon any default in doing so, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and to apply for the appointment of a receiver and for other ancillary relief in such action, provided that Tenant shall have ten (10) days' written notice (or such longer notice as applicable law may provide) after such application for a receiver or other ancillary relief is filed and before any hearing thereon, and, in such event, Landlord shall have and enjoy the said Premises, fully and completely, as if this Lease had never been made.

         (c) In the event of any termination, Tenant shall pay the Annual Rent, Tenant's Pro Rata Share of real estate taxes and assessments and insurance premiums, CAM Charges, Common Outside Area Expenses and also all other additional rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Leased Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Annual Rent, Tenant's Pro Rata Share of real estate taxes and assessments, insurance premiums, CAM Charges, Common Outside Area Expenses and also all other additional rent and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Leased
Premises, after deducting from the net proceeds of such reletting all reasonable expenses in connection with such reletting (amortized, to the extent permitted by generally accepted accounting principles, over the term of such re-letting or such other period as may be appropriate under the circumstances), including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Annual Rent and additional rent would have been payable hereunder if this Lease had not been terminated.

         (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the present value (using a discount rate of 8.5%) the excess, if any, of the rent, Tenant's Pro Rata Share of taxes, insurance premiums and of CAM Charges and Common Outside Area Expenses and additional rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of taxes, insurance premiums, CAM Charges and Common Outside Area Expenses and other expenses would be the same as the payments required for the immediately preceding lease year) for what would be the then unexpired Term of this Lease if the same had remained in effect, over the then fair net rental value of the Leased Premises for the same period (assuming, for this purpose, the same level of Landlord services as are provided in this Lease).

         (e) In the case of any such termination, re-entry, expiration or dispossession by summary proceeding or otherwise, Landlord may (i) re-let the Leased Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and reasonably necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Leased Premises as Landlord in its reasonable judgment considers advisable and necessary for the purpose of reletting the Leased Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Leased Premises, or, in the event that the Leased Premises are re-let, for failure to collect the rent under such re-letting. Landlord will, however, use good faith efforts to re-let the Leases Premises. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

         (f) In addition to all other rights and remedies which Landlord may have under the Lease, at law or in equity, upon the occurrence of any Default of Tenant, Landlord shall also have the following right: Any prothonotary or attorney of any court of record may appear for Tenant in amicable actions in ejectment, and may sign for Tenant an agreement, for which this Lease shall be his sufficient warrant, for entering in any competent court an amicable action or actions in ejectment, and in any suits or in said amicable actions to confess judgment against Tenant as well as all persons claiming by, through or under Tenant for the recovery by Landlord of possession of the Leased Premises. Such authority shall not be exhausted by any one or more exercises thereof, but judgment may be confessed from time to time as often as a Tenant's Default shall have occurred or be continuing. Such powers may be exercised during as well as after the expiration extension or renewal of the Lease Term.

         (g) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

         (h) All reasonable costs and expenses incurred by or on behalf of Landlord (including, without limitation, reasonable attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

         (i) Notwithstanding anything to the contrary contained in this Lease:

                   (i)       Landlord shall not have any right to
         accelerate rent and other amounts payable hereunder except to the extent provided in this Lease.

                   (ii) Landlord shall not have any right to exercise its remedies hereunder if Tenant cures a Default of Tenant prior to the effective date of Landlord's termination of this Lease (but not more than two times in the aggregate in any 12-month period as to all defaults). The provisions of this clause (ii) above shall not apply to failure to pay Annual Rent, or Tenant's Pro Rata Share of real estate taxes and assessments, insurance premiums, CAM Charges or Common Outside Area Expenses, or any other additional rent or charges payable by Tenant under this Lease nor to a failure to comply with Article 7.

                   (iii)     In the event of any Tenant
         Default under this Lease, Landlord shall in each case use its good faith efforts to mitigate its damages.

         (j) In the event of a Default of Tenant, any amounts paid by Landlord to cure such default and any rents due and payable by Tenant shall bear interest at the rate payable by Landlord to its first mortgage lender.

         (k) Except as otherwise provided in this Section, all remedies available to Landlord hereunder and at law and in equity shall be cumulative and concurrent. No termination of the Lease nor taking or recovering possession of the Leased Premises shall deprive Landlord of any remedies or actions against Tenant for Annual Rent or Tenant's Pro Rata Share of real estate taxes and assessments or any other additional rent or for charges or for damages for the breach of any covenant, agreement or condition herein contained, nor shall the bringing of any such action for Annual Rent, Tenant's Pro Rata Share of real estate taxes and assessments, insurance premiums, CAM Charges and Common Outside Area Expenses and other additional rent or charges or breach of covenant, agreement or condition, nor the resort to any other remedy or right for the recovery of Annual Rent, Tenant's Pro Rate Share of real estate taxes and assessments and insurance premiums, CAM Charges, Common Outside Area Expenses, additional rent or other charges or damages for such breach, be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession.

         (l) Any failure of Landlord to enforce any remedy allowed for the violation of any provision of this Lease shall not imply the waiver of any such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one(s) specified in such waiver and only for the time and in the manner specifically stated.

    4.20 Landlord Default.    Landlord shall in no event be
in default of the performance of any of Landlord's obligations hereunder unless and until Landlord shall have unreasonably failed to perform such obligation within a period of time reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed
to perform any such obligations.   If Landlord is determined
to be in default, Landlord shall reimburse Tenant for the amounts paid by Tenant, including costs and attorneys' fees, together with interest thereon at the rate payable by Landlord to its primary lender.

    4.21 Fire and Other Casualty; Eminent Domain.

         (a) Abatement Of Rent. If the Leased Premises shall be damaged by fire or casualty, Annual Rent, Tenant's Pro Rata Share of real estate taxes and assessments and insurance premiums, CAM Charges and Common Outside Area Expenses and other charges and additional rent payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Leased Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Leased Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Leased Premises
(excluding any alterations, additions or improvements made by Tenant pursuant to this Lease) to the condition in which they were prior to such damage. If the Leased
Premises shall be affected by any exercise of the power of eminent domain, Annual Rent, Tenant's Pro Rata Share of real estate taxes and assessments and insurance premiums, CAM Charges and Common Outside Area Expenses and additional rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

         (b) Landlord's Right Of Termination. If (i) the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within one hundred eighty (180) days from the time the repair work would commence), or (ii) if any part of the Building is taken by any exercise of the right of eminent domain, or (iii) any mortgagee then holding a mortgage on the Property or on any interest of Landlord therein should require that insurance proceeds or awards payable as the result of any fire, casualty or taking be applied toward the applicable mortgage debt rather than to restoration of the Building, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Leased Premises may have been divested) by giving notice of Landlord's election so to do within forty five (45) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

         (c) Restoration. If this Lease shall not be terminated pursuant to Section 4.21(b), 4.21(d) or 4.21(e) and provided that (a) the Leased Premises, Building or part thereof, can be lawfully restored to substantially its former condition under applicable zoning, building, and other laws and (b) any first mortgagee with respect to the Property shall make the proceeds of insurance or condemnation awards related thereto available for restoration, Landlord shall thereafter use due diligence to restore the Leased Premises (excluding any alterations, additions or improvements made by Tenant) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds actually made available to Landlord therefor. If, for any reason, such restoration shall not be substantially completed within six months after the expiration of the forty five (45) day period referred to in Section 4.21(b) (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration by reason of a Force Majeure Event or for any other cause beyond Landlord's reasonable control, but in no event for more than an additional three months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.

         (d) If, within two years prior to the expiration of the Lease Term, more than 50% of the Leased Premises shall be substantially damaged or destroyed by fire or any other casualty, and the estimated time required for restoration exceeds six months, Tenant shall have the option of terminating this Lease 60 days after written notice to Landlord, such written notice to Landlord to be given within 30 days after such destruction or damage.

         (e) In the event that (i) more than 25% of the Leased Premises are taken by any public authority or utility under the power of eminent domain or (ii) if more than 25% of the Property is taken by any public authority and as a result of such taking Tenant's business is, in its reasonable judgment, materially adversely affected thereby, then, within 60 days of any of the above, Tenant will have the irrevocable right to terminate this Lease by written notice to Landlord, in which case all rent and other sums due hereunder shall abate as of the date of the taking.

              (f)            Award.   Landlord shall have and hereby
         reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property, the Leased Premises and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from, at its sole cost and expense, prosecuting a separate condemnation proceeding with respect to a claim for the value of any of Tenant's Personal Property installed in the Leased Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

              (g) No Liability On Account Of Injury To Business, Etc. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant or resulting in any way from damage from fire or other casualty or the repair thereof and Tenant understands and agrees that Landlord shall in no event be responsible for the repair or replacement of any furniture or furnishings or any fixtures or equipment removable by Tenant under the provisions of this Lease. If Tenant desires any other or additional repairs or Restoration and if Landlord consents thereto, the same shall be done at Tenant's expense. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to the Leased Premises and any alterations or improvements thereto. Upon any expiration or earlier termination of this Lease, any insurance proceeds not theretofore applied to the cost of Restoration shall be paid to Landlord. Tenant acknowledges that the fire and extended coverage insurance carried by Landlord shall not extend to Tenant's Personal Property, including trade fixtures, floor coverings, furniture and other property removable by Tenant and that Tenant shall be responsible for carrying fire, casualty, malicious mischief, sprinkler leakage and all risk insurance on all such personal property, trade fixtures, floor coverings, furniture and other property removable by it.

         4.22 Financial Statements. Tenant shall, from time to time, deliver to Landlord, within thirty (30) days after request, a current annual certified financial statement, including operating statements and balance sheets, for Tenant. All such financial statements shall be prepared and certified by an independent certified public accounting firm and shall be prepared in accordance with generally accepted accounting principles consistently applied.

         4.23 Subordination of Lease.

              (a) Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any first mortgage, deed of trust, land lease or other security document having first priority, now or hereafter placed upon Landlord's interest in the Property, and to all advances made thereunder and to the interest therein, and all renewals and modifications thereof, all on such terms and conditions as the holder of any such first mortgage customarily requires.
Tenant shall, upon written request, and from time to time, promptly execute and deliver, without charge and in form satisfactory to the Landlord and any such mortgagee, all instruments and documents that may be requested to acknowledge such subordination in recordable form within ten (10) days of such request.

              (b) Notwithstanding anything to the contrary set forth above, any Landlord mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by execution of a written document subordinating such mortgage to this Lease to the extent set forth therein, and thereupon this Lease shall be deemed prior to such mortgage to the extent set forth in such written document without regard to their respective dates of execution, delivery or recording.
In that event, to the extent set forth in such written document, such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed and this Lease or memorandum thereof recorded prior to the execution, delivery, and recording of the mortgage. Should
Landlord or any mortgagee or purchaser desire confirmation of either such subordination or attornment, as the case may be, Tenant upon written request, and from time to time, will promptly execute and deliver without charge and in form satisfactory to Landlord, the mortgagee or the purchaser all instruments and documents that may be requested to acknowledge such subordination or agreement to attorn, in recordable form, within 10 days of such request.


              ARTICLE 5 - ADDITIONAL PROVISIONS

         5.1 Notice. Whenever notice is required or permitted in this Lease, such notice will be in writing and deemed to be properly given effective upon the date of receipt or refusal, only if sent by certified mail or registered mail, or upon receipt only if sent by any nationally recognized overnight mail service to the parties hereto addressed to the following:

              Seller at:               Action Industries, Inc.
                                       460 Nixon Road
                                       Cheswick, Pennsylvania 15024
                                       Attention:  T. Ronald Casper

              with a copy to:          Cohen & Grigsby, P.C.
                                       2900 CNG Tower
                                       625 Liberty Avenue
                                       Pittsburgh, PA 15222
                                       Attn: Neil F. Siegel, Esq.

              Buyer at:                J.S. Karlton Company, Inc.
                                       75 Holly Hill Lane
                                       Suite 300
                                       Greenwich, CT 06830
                                       Attn: John S. Karlton

              with a copy to:          Carolan & Greeley
                                       65 Franklin Street
                                       Boston, MA 02710
                                       Attn: Alfred J. Carolan, Jr., Esq.

or to such other addresses as may be requested by any party hereto by giving notice to the other party in the manner herein specified.

         5.2 Short-Form Lease. Each of the parties hereto covenants to the other that this Lease shall not be recorded by either of them. However, on the Commencement Date, Landlord and Tenant shall execute a short-form lease for recording, which shall contain such form and substance as either party shall reasonably request, with the exception of the rent reserved hereunder. Upon the termination of this Lease, Tenant shall execute, acknowledge, and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, rifle, and interest of Tenant in and to the Property arising from this Lease or otherwise, all without cost or expense to Landlord.

         5.3  Entire Agreement.   This Lease, together with the
Recitals and Exhibits, shall constitute the entire agreement of the parties hereto with respect to the leasing of the Property; all prior agreements between the parties whether written or oral, are merged herein and shall be of no force and effect.

         5.4 Severability. If any term, covenant, condition, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

         5.5 Grammatical Usage and Construction. In construing this Lease, feminine or neuter pronouns will be substituted for those masculine in form and vice versa, and plural terms will be substituted for singular and singular for plural in any place in which the context so requires. This Lease shall be construed without regard to the identity of the party who drafted the various provisions hereof. Moreover, each and every provision of this Lease shall be construed as though all parties hereto participated equally in the drafting thereof.
As a result of the foregoing, any rule or construction that a document is to be construed against the drafting party will not be applicable hereto.

         5.6 Table of Contents, Paragraph Headings. The table of contents and paragraph headings are inserted only for convenience and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

         5.7 No Joint Venture or Partnership Created by Lease. It is hereby understood and agreed that nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being agreed that no provision herein contained nor any acts or the parties herein will be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

         5.8 Broker's Commission. Landlord and Tenant represent and warrant to each other that there are no brokerage commissions or finders' fees due any party as a result of this transaction, except, however, that a commission (the "Gold Fee") is due Gold & Company in connection with a lease (the
"EWI Lease") between Landlord and Executive Warehouse, Inc. dated _________________, 1996, with respect to approximately 515,375 square feet of space located in the balance of the Property. Tenant acknowledges and agrees that it is responsible for, and shall pay, a share of such Gold Fee as agreed upon by Tenant and Gold & Company. Landlord acknowledges that it is responsible for, and will pay, a share of such Gold Fee as agreed upon by Landlord and Gold &
Company. Landlord and Tenant will indemnify and hold harmless each other for any breach of the above representations and warranties and agreements, including, without limitation, reasonable attorneys' fees incurred in connection with any such claim.

         5.9 Rights Cumulative. Unless expressly provided to the contrary in this Lease, each and every one of the rights, remedies and benefits provided by this Lease will be cumulative and will not be exclusive of any other such rights, remedies, and benefits allowed by law.

         5.10 Non-Waiver. The failure of Landlord or Tenant to enforce against the other any provision, covenant or condition herein, by reason of either of them committing any breach of or default under this Lease, shall not be deemed a waiver thereof, nor shall such failure to enforce void or affect the right of the aggrieved party to enforce the same covenant or condition on the occasion of any subsequent breach or default; nor will the failure of either party to exercise any option in this Lease upon any occasion arising therefor be deemed or construed to be a waiver of the right to exercise the same type of option upon any subsequent occasion.

         5.11 Time is of the Essence. Time is of the essence in all provisions of this Lease.

         5.12 Surrender of Premises. At the expiration or earlier termination of the Lease Term, Tenant will quit and surrender the Leased Premises, the Action Outside Area, all utility systems located in or servicing the Premises, the roof above the Leased Premises and every part of the Leased Premises in good operating condition and repair, reasonable wear and tear and damage by insured casualty excepted.

         5.13 Successors and Assigns. The provisions of this Lease shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns unless prohibited by this Lease.

         5.14 No Merger. There shall be no merger of this Lease or of the leasehold estate created by this Lease with the fee estate in the Property or any part of it because the same person or entity holds, directly or indirectly, this Lease or the leasehold estate and an interest in the fee estate in the Property, without the prior written consent of Landlord and Landlord's mortgagee.

         5.15 Force Majeure. Except as otherwise expressly set forth herein, in the event either party hereto is delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of strikes, lockouts, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reasons of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease (all of such reasons or causes referred to in this Lease as "force majeure"), then performance of such acts will be excused for the period of the delay, and the period of the performance of any such act will be extended for a period equivalent to the period of such delay, but in no event shall force majeure ever excuse Tenant from the obligation to pay Annual Rent, Tenant's Pro Rata Share of real estate taxes and assessments, insurance premiums, CAM Charges, Outside Common Area Expenses, additional rent or any other sum or charge when due.

         5.16 Holdover. In the event Tenant fails to deliver possession of the Property then under lease by it by the last day of the Lease Term, this Lease shall be extended on a month-to-month basis until canceled by either party hereto by 30 days prior written notice. If Tenant fails to vacate the Property within 30 days after such notice by Landlord, Tenant shall be treated as a tenant at sufferance and shall pay as rent for the first two months of such holdover period an amount equal to 150% of the Annual Rent payable during the last Lease Year of the Lease Term and 200% of such rent for each month thereafter, and otherwise under the terms and conditions of this Lease.

         5.17 Arbitration of CAM Charge Disputes. If, at any time, during the term of this Lease when the Premises includes at least 28,500 square feet, there arises any dispute relating to the items or amounts included in the calculation of Common Outside Area Expenses or CAM Charges and such dispute cannot be resolved within thirty (30) days after such dispute is asserted in writing, then either party to this Lease may, upon ten (10) days business notice to the other party, request arbitration and each party shall, within ten (10) business days thereafter, select one arbitrator. The two arbitrators so selected shall then, within ten (10) business days thereafter, select a third arbitrator. If the two so selected cannot agree on a third, the third shall be selected by the American Arbitration Association in Pittsburgh, Pennsylvania or any successor organization thereto. The arbitration shall be held promptly in Pittsburgh, Pennsylvania pursuant to the usual procedure of the American Arbitration Association. Such three (3) arbitrators shall investigate the allegations and the facts and shall promptly hold hearings and shall permit the parties to present evidence and arguments, and shall render a decision within thirty (30) days after the conclusion of such hearings as to the correct calculation of the amount of Common Outside Area Expenses or CAM Charges which were the subject of such proceeding, which decision shall be final, valid, binding, conclusive and non-appealable and any party shall have the right to institute such action or proceeding in such courts as shall be appropriate in the circumstances to enforce any such arbitration decision. The arbitrator shall determine which party or in what proportion the parties shall bear the cost of such arbitration and the manner in which attorneys' fees shall be paid. Any award of money damages and all costs and attorneys' fees payable hereunder shall be paid to the party entitled thereto within ten (10) days after the date it receives the arbitrations' decision.

         5.18 Waiver of Jury Trial. LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF
THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY LANDLORD AND TENANT, AND LANDLORD AND
TENANT ACKNOWLEDGE THAT NEITHER PARTY NOR ANY PERSON ACTING ON BEHALF OF SUCH PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LANDLORD AND TENANT FURTHER ACKNOWLEDGE
THAT EACH HAS BEEN REPRESENTED IN THE SIGNING OF THIS LEASE
AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. LANDLORD AND TENANT EACH FURTHER ACKNOWLEDGE THAT IT HAS READ AND
UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER
PROVISION.

         5.19 Landlord's Liability.

              (a) Tenant specifically agrees to look solely to the assets of Landlord at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that John
S. Karlton shall never be personally liable for any such judgment or for the payment of any monetary obligation to Tenant.

              (b) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

              (c) With respect to any repairs, replacements or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom but, subject to the foregoing, Landlord will use reasonable efforts to minimize such inconvenience, annoyance or business interruption.

         5.20 Assignment Of Rents And Transfer Of Title.

              (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Leased Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or assignment, shall not be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall specifically otherwise elect.

              (b) In the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder except for unperformed obligations arising out of events occurring prior to such transfer.

         5.21 Quiet Enjoyment.   If Tenant pays the Annual Rent,
additional rent, CAM Charges, real estate taxes and assessments, insurance, Tenant's Outside Area Expenses and other sums and charges payable by Tenant hereunder and otherwise substantially performs all of the covenants and conditions to be performed by Tenant under this Lease, subject to applicable notice and grace periods, it shall, during the Lease Term, lawfully, peaceably and quietly occupy and enjoy the Leased Premises as provided herein with the improvements and appurtenances thereto belonging and the rights and privileges herein granted without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Leased Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied. If a purchaser of the Property so requests, Tenant will attorn to and recognize the purchaser as Landlord under this Lease, subject to all of the terms of this Lease.

         5.22 Estoppel Certificate. Upon request of Landlord or Tenant, the other party, within 10 days of the date of such written request, agrees to execute and deliver to the party requesting, without charge, a written statement (a) ratifying this Lease; (b) certifying that this Lease is in full force and effect, if such is the case, and has not been modified, assigned, supplemented, or amended except by such writings as are stated; (c) certifying that all conditions and agreements under this Lease to be satisfied and performed have been satisfied and performed, except as stated; (d) certifying that the other party is not in default under this Lease or stating the defaults claimed; and (e) reciting the amount of advance rental, if any, paid by Tenant and the date to which rental has been paid.

         5.23 Emergency Cures. In the event of emergencies, or where necessary to prevent immediate injury to persons or damage to property, either party may cure a default by the other before the expiration of the notice period, but only after giving written or oral notice to the other party.

         5.24 Governing Law. This Lease shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         5.25 Attorneys' Fees.   In the event of any litigation
between Landlord and Tenant, the prevailing party shall be entitled to receive from the other, the amount of its reasonable out-of-pocket legal fees and expenses and other out-of-pocket costs incurred in connection therewith.

         5.26 Consents. Whenever under this Lease, express provision is made for either party's securing the consent or approval of the other, such consent or approval shall be in writing and shall not be unreasonably withheld or delayed, except as may be expressly set forth otherwise to the contrary. It is expressly understood and agreed that where a party has the right to grant or withhold approval in its sole discretion, the provisions of this Section 5.26 shall not apply.


        ARTICLE 6 - EFFECTIVE DATE; SPECIAL PROVISIONS

         6.1 Effective Date. This Amended and Restated Lease shall become effective as of the date (the "Effective Date") upon which the term of the EWI Lease shall commence. Landlord shall give Tenant written notice of the date which is the actual commencement date of the EWI Lease when such date becomes fixed and established. Tenant shall, notwithstanding any term, covenant or provision of this Amended and Restated Lease to the contrary, remain liable for payment and performance of all obligations under the Existing Lease which accrue or are to be performed thereunder through the Effective Date and, also, for all obligations thereunder with respect to any matters occurring, arising or in existence through the Effective Date. Without limiting any other term or provision of this Lease, Tenant agrees that any and all purchase options, purchase rights, rights of first refusal and extension options in the Existing Lease are hereby terminated absolutely.

         6.2 Surrender of Property. Tenant shall surrender the entire Property (exclusive of the Leased Premises under this Lease and subject to the Tenant's appurtenant rights to use the Action Outside Area) on the Effective Date in the condition required under, and in compliance with the provisions of, the Existing Lease.


       ARTICLE 7 - LANDLORD'S RIGHT TO TAKE BACK SPACE

         7.1 Recapture Notice; Recapture Space; Annual Rent Adjustment. Landlord shall have the right (the "Recapture Right"), exercisable at any time, to terminate this Lease as to all or any part of the Premises by giving written notice to Tenant as provided herein (the "Recapture Notice"). Landlord may exercise the Recapture Right as often as Landlord may require from time to time and this Lease shall, as to such portion of the Premises as is included and specified in a Recapture Notice, terminate on the date set forth in any such Recapture Notice, which date shall be not sooner than twenty
(20) days after the giving of such Notice, if the Recapture Notice relates to 30,000 square feet or less. If the Recapture Notice relates to more than 30,000 square feet, then the Termination Date in such Recapture Notice shall be the later of thirty (30) days after the giving of such Notice or December 31, 1996. In any such case, this Lease shall, as to the portion of the Premises included in any such Recapture Notice (such portion of the Premises being called the "Recapture Space"), expire and terminate on the date set forth in such Notice (but not sooner than the date specified in the immediately preceding sentences) with the same effect as if, as to such Recapture Space, the termination date set forth in the Recapture Notice were the expiration date of the Lease with respect to such Recapture Space. Upon the effective date of termination of this Lease by a Recapture Notice given under
Article 7 hereof as to Recapture Space which constitutes less than all of the Premises, Tenant shall be entitled to a reduction in Annual Rent from and after the effective date of such termination in an amount equal to the greater of (a) the number of square feet so recaptured or terminated multiplied by the greater of $1.72 or (b) the actual annual fixed rent ("Recapture Space Fixed Rent") (exclusive of any additional rent on account of taxes, insurance, CAM charges and the like) payable under any lease (a "Recapture Space Lease") entered into by Landlord at such time or thereafter (but during what would have otherwise constituted a part of the five (5) year term of this Lease) with respect to Recapture Space allocable to any period which otherwise would have been coterminous with the balance of the term of this Lease (but after deducting from such Recapture Space Fixed Rent, any portion thereof allocable to leasehold improvements paid for by Landlord for such new tenant and for leasing commissions, moving expense allowances, tenant inducements and other expenses incurred by Landlord in connection with such Recapture Space Lease, in each case, amortized over the term of such Recapture Space Lease). In no event shall Tenant be entitled to any excess rent (fixed or otherwise) which Landlord may receive on account of leasing Recapture Space which, in the aggregate, ever exceeds the Annual Rent hereunder, it being understood that at such time as Tenant's Annual Rent is reduced to zero as a result of reductions or credits which apply under this
Section 17, whether as a result of leasing or releasing the Recapture Space or otherwise, then all of Tenant's rights to occupy any premises shall terminate effective as of such date (but not sooner than December 31, 1996). Effective upon the termination of this Lease as to any such Recapture Space, this Lease and Tenant's Pro Rata Share hereunder shall also be modified, effective as of such date in accordance with the formula set forth in Section 4.6 to take into account the reduction in the size of the Premises (except that Tenant's Pro Rata Share of Common Outside Area Expenses, as opposed to CAM Charges, shall be reduced ratably based on the percentage of space within the Premises which is, from time to time, recaptured (i.e. if 10% of the space is recaptured, then Tenant's original Pro Rata Share of Common Outside Area Expenses shall be reduced by 10%, i.e. 2.5%, to 22 1/2%). Tenant's share of utilities shall, if utilities for any Recaptured Space and Tenant's remaining space cannot be separately metered, be shared pro rata between Tenant and such new tenant in proportion to the total space occupied by each such tenant in relation to one and other. i.e. If Action's space is reduced by 40%, then effective upon the date when a new lease is entered into for such recaptured space, Tenant shall be responsible only for 60% of the submetered electricity for such space and 60% of gas, sewer and water utility charges related thereto unless, in any such case, Landlord elects to have such utilities submetered. The cost of any such submetering shall be borne by Tenant and, in such case, Tenant shall pay for utilities based on the submeter readings. Except that notwithstanding the provisions of this sentence to the contrary, if either Landlord or Tenant so requests, then the cost of electricity charges for electric service which commonly serves the Recaptured Space and any portion of the Premises then remaining under this Lease shall be determined by the utility company (or if the utility company will not do so, by an electrical engineer selected by Landlord) and Landlord shall have the right to periodically (not more often than once every six (6) months) have such share of electricity costs recalculated and re-estimated by the utility company or electrical engineer. Further, in the case of any other utility (except electricity) which commonly serves the Recaptured Space and the then remaining space included within the Premises under this Lease, either Landlord or Tenant shall have the right to have Tenant's share of such utilities determined by the utility company furnishing the same provided such utility company is willing to make such determination and, in such case, where the utility company makes such determination, Landlord shall have the right to have the utility company, from time to time, re-estimate the Tenant's share of such utilities but not more often than once during any six (6) month period. If either Landlord or Tenant elects to have an electrical engineer determine Tenant's electric usage or the utility company to determine any other utility usage of Tenant, then, until such time as the determination of such electrical engineer or utility company is made, Tenant shall pay its pro rata share of utilities on the basis otherwise herein stated and there shall be no readjustment for any period prior to the date when such a determination is made by such electrical engineer or utility company.

         7.2. Upon exercise of any such Recapture Right, Tenant shall no longer have the exclusive right to use the Action Outside Area nor the parking spaces located therein as provided in Article 1 but, rather, shall, at the option of Landlord, either have the non-exclusive right to use the Action Outside Area in common with any such new tenant or tenants and, if Landlord so elects, Tenant's rights in the Action Outside Area insofar as it relates to parking shall be limited to the proportionate number of parking spaces located therein based on a fraction, the numerator of which is the number of square feet remaining within the Action Premises and the denominator of which is 57,925. Landlord shall have the right to designate exclusive parking areas and exclusive parking spaces for any such new tenant and shall have the right to restrict Action's parking spaces to a defined area within the Outside Common Area as Landlord may require.

         7.3. As and to the extent required by Landlord, if access to any space of a new tenant which leases or occupies
Recapture Space requires common access through any Premises which remain under this Lease, Action agrees to grant such common access and to fully cooperate with Landlord so that all necessary utilities and access are provided to such new space through any remaining premises under this Lease. If Landlord exercises a Recapture Right from time to time with respect to less than all the Premises then remaining under this Lease, the balance of space which does remain as Premises under this Lease after giving effect to such Recapture shall be space comprised of not less than 2,000 continuous square feet with access to and from such remaining space to an entrance outside the Building by any manner or means which Landlord may provide (including, without limitation, access through the space of another tenant). Without limiting the generality of the foregoing, it is understood that if Landlord so elects, Landlord could elect to recapture all of the Premises except the mezzanine area and provide Tenant with access from the mezzanine outside the Building through space leased to other tenants.

         7.4 Landlord shall have the right in connection with the exercise of a Recapture Right to enter into the Premises or to permit its agents, contractors or subcontractors or any new tenant or their agents, their contractors or their subcontractors to enter into the Premises for the purpose of making such improvements and alterations as required in connection with such new lease but, in connection therewith, the parties agree to use good faith efforts to minimize interference with Tenant's use of any remaining space.

         7.5 Upon request of either Landlord or Tenant, the parties shall enter into an amendment to this Lease consistent with the foregoing within fifteen (15) days after request by the other, although failure to do so shall not affect the operation of the provisions hereof, all of which shall operate automatically. Subject to Section 7.3, Landlord shall have the right to designate any parts of the Premises as Landlord may require for recapture pursuant to the provisions of this paragraph.

         7.7 Any assignment of this Lease by Tenant and any subletting of all or any part of the Premises shall, in all cases, be subject to the rights of Landlord under this Article
VII.

         7.7 At Landlord's option, Landlord may assume all or any part of the responsibilities of Tenant under Section 4.7(a) of this Lease or may delegate such responsibility to any new tenant and, in any such case, Tenant shall be responsible for its pro rata share (such pro rata share to be based upon a fraction, the numerator of which is the space remaining under this Lease and the denominator of which is 57,925 with all payments to be made to Landlord or its designee, as the case may be, on a monthly basis, based on Landlord's estimate of such costs with any overpayment or underpayment to be paid by the party responsible therefor within thirty (30) days after receipt of the Landlord's final statement in each fiscal year for the total costs for such year. Landlord may also elect to have Tenant continue to perform any or all of such obligations as they relate to the remaining space under this Lease if Landlord so elects.

         7.8 Tenant agrees that it shall quit and surrender any Recapture Space in the condition required under the Lease not later than the effective termination date applicable thereto, time being of the essence.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.

                             LANDLORD:

                             ALLEGHENY CAPITAL GROWTH
                              LIMITED PARTNERSHIP


                             By:    JOHN KARLTON
                             Title: President

                             TENANT:

                             ACTION INDUSTRIES, INC.


                             By:     T. RONALD CASPER
                             Title:  President and CEO



JSK0015
September 25, 1996